CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report, dated , February 21, 2015, for the NorthQuest Capital Fund, Inc., and to all references to our firm included in or made part of this Post-Effective Amendment No. 32 under the Securities Act of 1933 and Post-Effective Amendment No. 32 under the Investment Company Act of 1940 to NorthQuest Capital Fund, Inc.’s Registration Statement on Form N-1A (File Nos. 333-63416 and 811-10419), including the reference to our firm under the heading “Financial Highlights” in the Prospectus and “Other Service Providers” in the Statement of Additional Information of the Fund.

Abington, Pennsylvania

April 8, 2015